UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

EMULEX CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street Costa Mesa, California	92626
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 662-5600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 26, 2011 Emulex Corporation (the “Company”) announced that Paul Folino, Emulex’s Executive Chairman, will complete his active employment with the Company and will no longer serve as Executive Chairman effective November 29, 2011.

A copy of the press release announcing the completion of Mr. Folino’s employment with the Company is furnished as Exhibit 99.1 hereto, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 8.01 Other Events.

On July 25, 2011 the Board of Directors of the Company, upon recommendation of the Company’s Compensation Committee, adopted the following changes to the Company’s compensation policy with respect to non-employee directors:

(i) In addition to any other compensation payable in accordance with the Company’s policies on compensation of non-employee directors, the Chairman of the Board of Directors, if not an employee of the Company, shall receive an additional quarterly retainer of $13,750; and

(ii) In addition to any other compensation payable in accordance with the Company’s policies on compensation of non-employee directors, on December 2 of each year, the Chairman of the Board of Directors, if not an employee of the Company, shall receive an additional annual restricted stock award having an aggregate market value on the date of grant equal to $125,000. The additional annual restricted stock award shall vest as to one half of the shares twelve months after the date of grant, and one half of the shares eighteen months after the date of grant.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 26, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: July 26, 2011	BY:	/s/James M. McCluney

James M. McCluney, Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 26, 2011

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